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[AKSYS LOGO]

CONTACT:
Larry Damron
Senior Vice President and CFO
(847) 229-2222



                    AKSYS REPORTS THIRD QUARTER 2002 RESULTS

   COMPANY SELLS FIRST UNITS OF PERSONAL HEMODIALYSIS SYSTEM AND TAKES INITIAL
            STEPS TO SECURE UP TO $75 MILLION IN ADDITIONAL FINANCING


LINCOLNSHIRE, IL - OCTOBER 16, 2002 -- Aksys, Ltd. (NASDAQ: AKSY), a pioneer in innovative dialysis systems, today reported results for the third quarter and nine months ended September 30, 2002.

THIRD QUARTER HIGHLIGHTS

o The Company has received commitments from its first five partnership clinics to purchase or lease 78 PHD(R) Systems over the next several quarters.

o In the three months ending September 30, 2002, the Company achieved its first-ever quarter of revenue relating to sales of the PHD System with $169,000 booked during the period.

o A $60 million universal shelf statement was filed with the Securities and Exchange Commission to help facilitate our ability to access the capital markets when necessary.

o The Company signed a $15 million equity line of credit arrangement with Kingsbridge Capital.

o    CE Mark approval was awarded several months ahead of schedule.

FINANCIAL RESULTS

For the third quarter, Aksys, Ltd. reported revenues of $169,000 compared to no revenue in the third quarter of 2001. The Company also reported a net loss of $4.0 million, or $0.16 per share, compared with a net loss of $4.9 million, or $0.26 per share, for the third quarter of 2001. For the nine months ended September 30, 2002, the Company reported a net loss of $11.0 million, or $0.46 per share, compared with a net loss of $14.0 million, or $0.76 per share, for the nine months ended September 30, 2001. Operating expenses decreased by $1.6 million to $3.4 million for the three-month period, and experienced a decline of $4.2 million to $10.2 million for the nine-month period. The decline in operating expenses was primarily due to reduced research and development costs as the Company continues to shift its focus from product development to commercialization and sales activities. Cost of sales were $0.8 million and $1.2 million in the three- and nine-month periods ended September 30, 2002, respectively.

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UNIVERSAL SHELF DETAILS

Aksys, Ltd. has filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission. When effective, the registration statement will permit Aksys to offer and sell up to $60 million of various types of securities from time to time. Aksys filed the registration statement to gain additional flexibility in accessing capital markets for general corporate purposes. "Over the next several quarters, Aksys will need to raise additional capital to support the commercial launch of the Personal Hemodialysis (PHD) System," stated Bill Dow, President and CEO of Aksys, Ltd. "This registration is expected to provide the foundation for future financing activity over the next several quarters. We will be using the proceeds in part to finance the production of machines and disposables for our first few quarters of commercialization and to hire additional sales representatives and clinical support nurses."

A registration statement relating to the universal shelf securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

EQUITY LINE OF CREDIT DETAILS

Aksys, Ltd. also announced that it has signed a $15 million equity line of credit arrangement with Kingsbridge Capital. This equity line of credit will provide the Company with supplemental access to the capital markets to support future expansion. The arrangement will allow Aksys to sell equity at its sole discretion over a 24-month period on a "when and if needed" basis, and Kingsbridge would be required under the terms of the arrangement to purchase Aksys' stock, subject to certain conditions contained in the equity line agreement.

"The financing agreement with Kingsbridge represents an important source of additional financial flexibility for Aksys as we execute our business plan during 2003," said Larry Damron, Senior Vice President and Chief Financial Officer of Aksys, Ltd. "The equity line is a cost-effective way to access additional capital while retaining control over the timing and price of the common stock issued under the equity line."

The 24-month agreement enables Aksys to obtain up to $15 million by issuing shares of its common stock to Kingsbridge via a series of periodic drawdowns of funds. The price of the common shares issued under the agreement will be based on a discount to the volume-weighted average market price during a specified drawdown period. Kingsbridge is prohibited under the agreement from holding a short position in Aksys' common stock, subject to certain limited exceptions. The Company has no obligation to draw down all or any portion of the commitment. In connection with the agreement, Aksys issued warrants to Kingsbridge to purchase 200,000 shares of the Company's common stock at an exercise price of $5.75 per share.

Kingsbridge Capital specializes in the financing of small to medium capitalized companies in healthcare and technology. Adam Gurney, Managing Director of Kingsbridge, stated that "We are excited by the PHD System's potential as a new generation of hemodialysis treatment that holds great promise for public health and a significant opportunity for Aksys. Kingsbridge is very pleased to be helping the Company during the expansion of its commercial launch."

CONFERENCE CALL

The Company will hold a conference call to discuss earnings on Wednesday, October 16, 2002, at 11:00 a.m. Eastern and to discuss third quarter results. The call can be accessed via the Internet by visiting the Investment and Finance page of WWW.AKSYS.COM. Links to the call as well as to the accompanying slide presentation will appear at the top of the page. A replay will be

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available from 2:00 p.m. Eastern, Wednesday, October 16, through 6:00 p.m.
Thursday, October 31 by dialing 703-925-2533 code 6253689 or by logging on to the Internet at WWW.AKSYS.COM or WWW.STREETEVENTS.COM.

ABOUT THE COMPANY

AKSYS, LTD. PRODUCES HEMODIALYSIS PRODUCTS AND SERVICES FOR PATIENTS SUFFERING FROM KIDNEY FAILURE. THE COMPANY'S LEAD PRODUCT, THE PHD(R)SYSTEM, IS A NEXT GENERATION HEMODIALYSIS SYSTEM DESIGNED TO IMPROVE CLINICAL OUTCOMES OF PATIENTS AND REDUCE MORTALITY, MORBIDITY AND THE ASSOCIATED HIGH COST OF PATIENT CARE. FURTHER INFORMATION IS AVAILABLE ON AKSYS' WEBSITE: WWW.AKSYS.COM.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS OR EVENTS COULD DIFFER MATERIALLY FROM THE RESULTS OR EVENTS IDENTIFIED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENT. THESE STATEMENTS ARE BASED ON OUR VIEWS AS OF THE DATE THEY ARE MADE WITH RESPECT TO FUTURE RESULTS OR EVENTS. FACTORS THAT COULD CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: (I) UNCERTAINTY ABOUT THE ACCEPTANCE OF THE PHD SYSTEM BY BOTH POTENTIAL USERS AND PURCHASERS, INCLUDING WITHOUT LIMITATION PATIENTS, CLINICS AND OTHER HEALTH CARE PROVIDERS;
(II) RISKS RELATED TO UNCERTAIN UNIT PRICING AND PRODUCT COST, WHICH MAY NOT BE AT LEVELS (DURING INITIAL COMMERCIALIZATION OF THE SYSTEM OR THEREAFTER) THAT PERMIT THE COMPANY TO BE PROFITABLE; (III) MARKET, REGULATORY AND REIMBURSEMENT CONDITIONS; (IV) THE IMPACT OF PRODUCTS THAT MAY BE DEVELOPED, ADAPTED OR MAY OTHERWISE COMPETE WITH THE PHD SYSTEM; (V) RISKS RELATED TO THE FAILURE TO MEET ADDITIONAL DEVELOPMENT AND MANUFACTURING MILESTONES FOR THE PHD SYSTEM ON A TIMELY BASIS, (VI) RISKS RELATED TO THE ABILITY OF THE COMPANY TO OBTAIN ADDITIONAL REGULATORY APPROVALS FOR THE PHD SYSTEM, THE TIMING OF SUCH APPROVALS AND THE POSSIBILITY THAT ADDITIONAL CLINICAL TRIALS AND/OR OTHER DATA WILL BE NECESSARY TO OBTAIN ANY OF SUCH OTHER APPROVALS (IF AND TO THE EXTENT THAT THE COMPANY DETERMINES TO SEEK SUCH APPROVALS); (VII) ADDITIONAL CAPITAL REQUIREMENTS WITH RESPECT TO AMONG OTHER THINGS THE COMMERCIALIZATION OF THE PHD SYSTEM, AND THE ABILITY OF THE COMPANY TO OBTAIN SUCH CAPITAL ON ACCEPTABLE TERMS; (VIII) RISKS INHERENT IN RELYING ON A THIRD PARTY TO MANUFACTURE THE PHD SYSTEM; AND (IX) CHANGES IN QSR REQUIREMENTS.

THE EFFECTIVENESS OF THE UNIVERSAL SHELF REGISTRATION STATEMENT AND THE EXECUTION OF THE EQUITY LINE ARRANGEMENT DO NOT GUARANTEE THE COMPANY ACCESS TO CAPITAL PURSUANT THERETO. AS INDICATED ABOVE, THE USE OF THE EQUITY LINE ARRANGEMENT IS SUBJECT TO CERTAIN TERMS AND CONDITIONS. IN ADDITION, THE EFFECTIVENESS OF THE UNIVERSAL SHELF REGISTRATION ONLY REGISTERS THE SALE OF THE SECURITIES COVERED BY SUCH REGISTRATION WITH THE SEC, AND DOES NOT REMOVE ANY OF THE RISKS AND UNCERTAINTIES NORMALLY ASSOCIATED WITH THE OFFERING AND SALE OF SUCH SECURITIES, INCLUDING THE RISK THAT THE COMPANY MAY NOT BE ABLE TO SELL SUCH SECURITIES ON COMMERCIALLY REASONABLE TERMS.

THE COMPANY DOES NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT ANY PROJECTED RESULTS OR EVENTS EXPRESSED OR IMPLIED THEREIN WILL NOT BE REALIZED.


                           -financial table to follow-


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                           AKSYS, LTD. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                Quarter ended September 30,              Nine months ended September 30,
                                             ----------------------------------        ----------------------------------
                                                 2002                  2001                 2002                 2001
                                             ------------         -------------        -------------         ------------
Revenue:
      Product                                $    160,000         $           -        $     160,000         $          -
      Service and supplies                          9,000                     -                9,000                    -
                                             ------------         -------------        -------------         ------------
Total revenue                                     169,000                     -              169,000                    -
                                             ------------         -------------        -------------         ------------
Cost of sales:
      Product                                     582,000                     -              955,000                    -
      Service and supplies                        228,000                     -              228,000                    -
                                             ------------         -------------        -------------         ------------
Total cost of sales                               810,000                     -            1,183,000                    -
                                             ------------         -------------        -------------         ------------
Operating expenses:
      Research and development                  1,463,000             3,218,000            4,514,000            9,124,000
      Sales and marketing                         555,000               609,000            1,816,000            1,634,000
      General and administrative                1,403,000             1,152,000            3,905,000            3,670,000
                                             ------------         -------------        -------------         ------------
Total operating expenses                        3,421,000             4,979,000           10,235,000           14,428,000
                                             ------------         -------------        -------------         ------------
Operating loss                                 (4,062,000)           (4,979,000)         (11,249,000)         (14,428,000)

Interest income                                    91,000                42,000              229,000              420,000
                                             ------------         -------------        -------------         ------------
Net loss                                     $ (3,971,000)         $ (4,937,000)       $ (11,020,000         $(14,008,000
                                             ============         =============        =============         ============
Net loss per share, basic and diluted        $      (0.16)         $      (0.26)       $       (0.46)        $      (0.76)
                                             ============         =============        =============         ============
Weighted average shares outstanding            25,485,000            18,735,000           23,897,000           18,511,000
                                             ============         =============        =============         ============


                           SELECTED BALANCE SHEET DATA

                                                                  September 30,        December 31,
                                                                      2002                2001
                                                                  ------------         ------------
Cash and short-term investments                                   $ 16,180,000         $ 11,250,000
Working capital                                                     16,738,000           10,548,000
Long-term investments                                                  600,000              780,000
Total assets                                                        20,170,000           14,455,000
Total liabilities                                                    1,910,000            1,851,000
Stockholders' equity                                                18,260,000           12,604,000